Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

SIZMEK REPORTS SECOND QUARTER 2014 RESULTS

•                  Pro forma Adjusted EBITDA Increases 25% to $6.9 million

•                  Instream Video Revenues Increase 101%; Mobile Grows 58%

•                  Company Expands Mobile Capabilities With Acquisition of Aerify Media

•                  Board of Directors Approves $15 million Share Repurchase Program

New York, NY — August 11, 2014 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, today reported financial results for the second quarter ended June 30, 2014.

Revenues for the three months ended June 30, 2014 increased 7% to $44.0 million compared to the same period of 2013. On a pro forma basis adjusted EBITDA increased 25% from $5.5 million in the second quarter of 2013 to $6.9 million in the second quarter of 2014.

“We continue to focus our product development on the key areas of mobile, social and video, which are all high growth segments for both the market and for Sizmek.  The acquisition announced today of Aerify Media further supports our mobile growth strategy,” said Neil Nguyen, President and CEO of Sizmek.  “At the same time, we maintained strict financial controls and I am pleased to report adjusted EBITDA was above expectations.”

Mr. Nguyen continued, “We believe the new customers and commitments gained in the second quarter position us for a return to double digit growth in the second half of the year, as our open ad management platform continues to gain traction with advertisers around the globe.”

Second quarter highlights include:

•                  Pro forma Adjusted EBITDA grew 25% from $5.5 million in the second quarter of 2013 to $6.9 million in the second quarter of 2014;

•                  Strong double digit revenue growth reported in both LATAM and EMEA;

•                  Instream video revenues increased 101% from the second quarter of 2013;

•                  Mobile Revenues grew 58%, from the second quarter of 2013, including solid results from Republic Project.

•                  Revenues from Programmatic data solutions increased 54% from the second quarter of 2013

•                  At February 7, 2014, Sizmek received a contribution of cash and net assets totaling $75.7 million that was previously related to the TV business of Digital Generation, Inc., the former parent of Sizmek.  Through June 30, 2014, the Company collected approximately $33.7; and

•                  Cash and cash equivalents increased from $22.6 million at December 31, 2013 to $93.6 million at June 30, 2014.  Cash and cash equivalents increased approximately $10.6 million from the March 31, 2014 balance.

2014 Outlook

For Full Year 2014, the Company expects the following:

•                  Revenues for 2014 are expected to be $180 million to $188 million, an increase of 12-17% from 2013.

•                  Adjusted EBITDA for 2014 is expected to be in the range of $21 million to $26 million.

Aerify Media Acquisition

Sizmek announced today the acquisition of Aerify Media, a private company specializing in mobile tracking and retargeting, for $6.25 million.  Aerify’s mobile in-app and web tracking technology expands Sizmek’s capabilities in the fast-growing mobile segment, adding both talent and technology to the platform.  The transaction is not expected to have a material impact on full year revenues or EBITDA.

Share Repurchase Program

On August 5, 2014 Sizmek’s Board of Directors approved a $15 million share repurchase program.  The program allows the Company to repurchase its shares through open market purchases, privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements and other factors, including the conditions specified under any 10b5-1 plan. The Company intends to begin the repurchase program in the fourth quarter of 2014.  Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without notice. The Company has no obligation to repurchase shares under the authorization.

Second Quarter 2014 Financial Results Webcast

The Company’s second quarter 2014 financial results conference call will be broadcast live on the Internet at 5 p.m. ET on August 11, 2014.  To access the conference call by telephone, interested parties may dial (866) 515-2909 and enter passcode 47441141. International callers may access the call by dialing (617) 399-5123. Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (888) 286-8010 and enter passcode 36740752. International callers may access the replay by dialing (617) 801-6888. Participants can access the webcast at www.sizmek.com. For the webcast, please allow 15 minutes to register and download any necessary software. Following the call’s completion, a replay will also be available for 30 days on the Company’s website.

Basis of Presentation

Sizmek Inc. was formed in 2013. On February 7, 2014, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation Inc. (DG), Extreme Reach, Inc., and a wholly-owned subsidiary of Extreme Reach, DG’s online business was spun off into Sizmek Inc. just prior to the merger. Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

The accompanying financial statements and schedules reflect the combined historical results of operations, financial position and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) share-based compensation. The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly-traded company for the periods presented. We benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis.  For the six months ended June 30, 2013, DG reported corporate overhead (excluding share-based compensation) of $12.7 million.  The amount of such corporate overhead that was allocated to Sizmek in these carve-out financial statements was $4.9 million, in accordance with the allocation principles for preparing carve-out financial statements. As a result, these carve-out financial statements include corporate overhead expenses which represent approximately 39% of DG’s total corporate overhead for the first six months of 2013.  After the Spin-Off, we ultimately expect about 70%-75% of DG’s total corporate overhead will shift to Sizmek, rather than the 39% that was allocated to us during the six months ended June 30, 2013.  Accordingly, we expect our corporate overhead costs as a stand-alone public company will be substantially greater than the amounts that were allocated to us in the carve-out financial statements prior to completion of the Spin-Off.  Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling the first six months results reflected on a combined bases with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

The accompanying combined financial statements for periods up to February 7, 2014, include certain assets and liabilities that have historically been held at the DG corporate level but are specifically identifiable or otherwise allocable to us. The cash and cash equivalents held by DG at the corporate level are not specifically identifiable to the Company and therefore were not allocated to us for periods up to February 7, 2014. However, certain cash and working capital amounts that were associated with DG’s TV business were contributed to Sizmek on February 7, 2014.  DG’s third-party debt and the related interest expense have not been allocated to us for the periods presented up to February 7, 2014 as we were not the legal obligor of the debt and amounts outstanding were paid off as part of the transaction with Extreme Reach described above.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because it is specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects 14,000 advertisers and over 5,000 agencies to audiences, serving more than 1.5 trillion impressions a year.  Sizmek operates on the ground in 48 countries with a team of approximately 850 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$44,001	$41,267	$82,380	$75,336
Cost of revenues	15,223	13,715	29,178	25,849
Sales and marketing	14,233	14,016	28,373	27,771
Research and development	3,125	2,584	6,281	5,118
General and administrative	4,533	3,761	8,420	7,388
Operating expenses, excluding depreciation and amortization; share-based compensation; and merger, integration and other expenses	37,114	34,076	72,252	66,126
Adjusted EBITDA	6,887	7,191	10,128	9,210
Depreciation and amortization	6,449	5,842	12,977	11,715
Share-based compensation	944	1,631	1,247	3,471
Merger, integration and other expenses(1)	1,344	631	12,575	2,108
Operating loss	(1,850)	(913)	(16,671)	(8,084)
Interest expense	—	—	—	10
Other, net	205	146	208	(194)
Interest expense and other, net	205	146	208	(184)
Loss before income taxes	(2,055)	(1,059)	(16,879)	(7,900)
Provision (benefit) for income taxes	(413)	173	(819)	1,291
Net loss	$(1,642)	$(1,232)	$(16,060)	$(9,191)

Basic and Diluted loss per common share	$(0.05)	$(0.04)	$(0.53)	$(0.30)

Weighted average common shares outstanding:
Basic and Diluted	30,399	30,399	30,399	30,399

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Unaudited Consolidated and Combined Balance Sheets

(In thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$93,646	$22,648
Accounts receivable (less allowances of $187 in 2014 and $776 in 2013)	45,462	47,362
Deferred income taxes	490	472
Restricted cash	1,747	1,725
Other current assets	8,148	6,817
Current assets of TV business	4,990	—
Total current assets	154,483	79,024
Property and equipment, net	29,045	26,002
Goodwill	134,086	134,086
Intangible assets, net	76,324	84,319
Deferred income taxes	202	329
Restricted cash	4,521	3,497
Other non-current assets	3,883	2,766
Non-current assets of TV business	160	—
Total assets	$402,704	$330,023

Liabilities and Stockholders’ Equity or Business Capital
CURRENT LIABILITIES:
Accounts payable	$2,313	$3,625
Accrued liabilities	16,617	17,959
Deferred income taxes	94	94
Current liabilities of TV business	1,124	—
Total current liabilities	20,148	21,678
Deferred income taxes	7,493	8,324
Other non-current liabilities	6,953	6,885
Non-current liabilities of TV business	260	—
Total liabilities	34,854	36,887

STOCKHOLDERS’ EQUITY or BUSINESS CAPITAL:
Preferred stock	—	—
Common stock	30	—
Additional capital	369,789	—
Accumulated deficit	(3,067)	—
Parent company investment	—	292,454
Accumulated other comprehensive income	1,098	682
Total stockholders’ equity or business capital	367,850	293,136
Total liabilities and stockholders’ equity or business capital	$402,704	$330,023

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(16,060)	$(9,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	4,959	3,876
Amortization of intangibles	8,018	7,839
Deferred income taxes	(702)	(1,770)
(Benefit) provision for accounts receivable (recoveries) losses	(157)	185
Share-based compensation	7,533	3,471
Other	(349)	—
Changes in operating assets and liabilities:
Accounts receivable	1,814	5,455
Other assets	(1,568)	438
Accounts payable and other liabilities	(1,322)	(1,902)
Deferred revenue	—	(14)
Net cash provided by operating activities	2,166	8,387

Cash flows from investing activities:
Purchases of property and equipment	(2,310)	(3,067)
Capitalized costs of developing software	(5,639)	(4,364)
Purchase of long-term investment	(975)	(175)
Proceeds from maturity of short-term investments	—	314
Other	(776)	1,296
Net cash used in investing activities	(9,700)	(5,996)

Cash flows from financing activities:
Payments on seller financing and earnout	—	(2,531)
Payments of TV business liabilities	(9,346)	—
Proceeds from TV business assets	43,013	—
Net contributions from Parent	44,833	6,111
Net cash provided by financing activities	78,500	3,580

Effect of exchange rate changes on cash and cash equivalents	32	(1,105)
Net increase in cash and cash equivalents	70,998	4,866
Cash and cash equivalents at beginning of year	22,648	13,692

Cash and cash equivalents at end of period	$93,646	$18,558

Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$1,396	$(2,551)

Sizmek Inc.

Reconciliation of Adjusted EBITDA to Net Loss

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net loss	$(1,642)	$(1,232)	$(16,060)	$(9,191)
Depreciation and amortization	6,449	5,842	12,977	11,715
Share-based compensation	944	1,631	1,247	3,471
Merger, integration and other expenses (1)	1,344	631	12,575	2,108
Interest expense and other, net	205	146	208	(184)
Provision (benefit) for income taxes	(413)	173	(819)	1,291
Adjusted EBITDA	$6,887	$7,191	$10,128	$9,210

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerated accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA

(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations(2)	Pro Forma Stand-alone
	Three Months Ended June 30, 2014
Revenues	$44,001	$—	$44,001
Cost of revenues	15,223	—	15,223
Sales and marketing	14,233	—	14,233
Research and development	3,125	—	3,125
General and administrative	4,533	—	4,533
Adjusted operating expenses(1)	37,114	—	37,114
Adjusted EBITDA	$6,887		$6,887

	Three Months Ended June 30, 2013
Revenues	$41,267	$—	$41,267
Cost of revenues	13,715	—	13,715
Sales and marketing	14,016	646	14,662
Research and development	2,584	45	2,629
General and administrative	3,761	1,010	4,771
Adjusted operating expenses(1)	34,076	1,701	35,777
Adjusted EBITDA	$7,191		$5,490

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations(2)	Pro Forma Stand-alone
	Six Months Ended June 30, 2014
Revenues	$82,380	$—	$82,380
Cost of revenues	29,178	—	29,178
Sales and marketing	28,373	505	28,878
Research and development	6,281	31	6,312
General and administrative	8,420	759	9,179
Adjusted operating expenses(1)	72,252	1,295	73,547
Adjusted EBITDA	$10,128		$8,833

	Six Months Ended June 30, 2013
Revenues	$75,336	$—	$75,336
Cost of revenues	25,849	—	25,849
Sales and marketing	27,771	1,267	29,038
Research and development	5,118	80	5,198
General and administrative	7,388	2,380	9,768
Adjusted operating expenses(1)	66,126	3,727	69,853
Adjusted EBITDA	$9,210		$5,483

(1) Adjusted operating expenses exclude depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects it would have incurred had the Company’s spin-off from DG occurred at the beginning of each period presented. See “Basis of Presentation” in this press release for more information.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of 2014 Outlook for Adjusted EBITDA to Net Loss

For the Year Ending December 31, 2014

	2014
($ in millions, except per share amounts)	Low end of Range	High end of Range

Net loss	$(28)	$(15)
Plus:
Provision for income taxes	3	1
Other income and expense, net	—	—
Depreciation and amortization	27	25
Share-based compensation	4	2
Merger, integration and other expenses(1)	15	13
Adjusted EBITDA	$21	$26

Net loss	$(28)	$(15)
Common shares outstanding, diluted (in millions)	31	31
Diluted loss per share	$(0.90)	$(0.49)

(1)         Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Notes:

•            Cash taxes are expected to be either a $1.5 million net receipt or a $2.5 million net payment depending on the timing and resolution of a pending prior year tax audit.

•            Capital expenditures are expected to range from $16 million to $19 million including approximately $2 million associated with merger and integration activities.